SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) - October 4, 2000
                                                          ---------------

                              EQUIDYNE CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


        Delaware                         0-9922                  04-2608713
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of Incorporation)                                        Identification No.)

                238 Littleton Road, Westford, Massachusetts 01886
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (978) 692-6680
                                                           --------------

          (Former Name or Former Address, if changed since last report)


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ITEM 5. OTHER EVENTS.
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     On October 4, 2000, Equidyne Corporation (the "Company") sold its 19.52%
holding in Rosch AG Medizintechnik ("Rosch AG") through a placement to a number of major European institutional investors. The Company has received proceeds of approximately U.S. $40 million in return for this sale. The placement, which was sole lead managed by Schroder Salomon Smith Barney, amounted to a total of 936,750 shares of Rosch AG. This sale was the latest and final transaction in a series of transactions since July 1999 in which the Company has disposed all of its equity ownership of Rosch AG, its former wholly-owned subsidiary. The Company presently owns no further equity interest in Rosch AG; however, Rosch AG holds the exclusive rights to manufacture and sell the INJEX(TM) System in Europe.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

(c)       Exhibits.

99.1      Press Release, dated October 5, 2000.


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


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Equidyne Corporation
                                            --------------------
                                                (Registrant)


                                        By: /s/ Michael T. Pieniazek
                                           -------------------------------------
                                                Michael T. Pieniazek,
                                                Executive Vice President

Dated:  October 10, 2000


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


                                  EXHIBIT INDEX
                                  -------------

EXHIBITS
--------

99.1      Press Release, dated October 5, 2000.


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